EXHIBIT 8.1

LIST OF SUBSIDIARIES

	Consolidated subsidiaries	Jurisdiction of Incorporation
1.	Korea Hydro & Nuclear Power Co., Ltd.	Korea
2.	Korea South-East Power Co., Ltd.	Korea
3.	Korea Midland Power Co., Ltd.	Korea
4.	Korea Western Power Co., Ltd.	Korea
5.	Korea Southern Power Co., Ltd.	Korea
6.	Korea East-West Power Co., Ltd.	Korea
7.	KEPCO Engineering & Construction Company, Inc.	Korea
8.	KEPCO Plant Service & Engineering Co., Ltd.	Korea
9.	KEPCO Nuclear Fuel Co., Ltd.	Korea
10.	KEPCO KDN Co., Ltd.	Korea
11.	KEPCO International HongKong Ltd.	Hong Kong
12.	KEPCO International Philippines Inc.	Philippines
13.	KEPCO Gansu International Ltd.	Hong Kong
14.	KEPCO Philippines Holdings Inc.	Philippines
15.	KEPCO Philippines Corporation	Philippines
16.	KEPCO Ilijan Corporation	Philippines
17.	KEPCO Neimenggu International Ltd.	Hong Kong
18.	KEPCO Shanxi International Ltd.	Hong Kong
19.	KOMIPO Global Pte Ltd.	Singapore
20.	KEPCO Netherlands B.V.	Netherlands
21.	KEPCO Australia Pty., Ltd.	Australia
22.	KOSEP Australia Pty., Ltd.	Australia
23.	KOMIPO Australia Pty., Ltd.	Australia
24.	KOWEPO Australia Pty., Ltd.	Australia
25.	KOSPO Australia Pty., Ltd.	Australia
26.	KEPCO Middle East Holding Company	Bahrain
27.	Qatrana Electric Power Company	Jordan
28.	KHNP Canada Energy Ltd.	Canada
29.	KEPCO Bylong Australia Pty., Ltd.	Australia
30.	Korea Waterbury Uranium Limited Partnership	Canada
31.	KEPCO Holdings de Mexico	Mexico
32.	KST Electric Power Company, S.A.P.I. de C.V.	Mexico
33.	KEPCO Energy Service Company	Mexico
34.	KEPCO Netherlands S3 B.V.	Netherlands
35.	PT. KOMIPO Pembangkitan Jawa Bali	Indonesia
36.	PT. Cirebon Power Service	Indonesia
37.	KOWEPO International Corporation	Philippines
38.	KOSPO Jordan LLC	Jordan
39.	EWP America Inc.	USA
40.	EWP Renewable Corporation	USA
41.	KNF Canada Energy Limited	Canada
42.	EWP Barbados 1 SRL	Barbados
43.	California Power Holdings, LLC	USA
44.	Gyeonggi Green Energy Co., Ltd.	Korea
45.	PT. Tanggamus Electric Power	Indonesia
46.	Gyeongju Wind Power Co., Ltd.	Korea
47.	KOMIPO America Inc.	USA

	Consolidated subsidiaries	Jurisdiction of Incorporation
48.	PT. EWP Indonesia	Indonesia
49.	KEPCO Netherlands J3 B.V.	Netherlands
50.	Korea Offshore Wind Power Co., Ltd.	Korea
51.	Global One Pioneer B.V.	Netherlands
52.	Global Energy Pioneer B.V.	Netherlands
53.	Mira Power Limited	Pakistan
54.	KOSEP Material Co., Ltd.	Korea
55.	KEPCO KPS Philippines Corp.	Philippines
56.	KOSPO Chile SpA	Chile
57.	Hee Mang Sunlight Power Co., Ltd.	Korea
58.	Fujeij Wind Power Company	Jordan
59.	KOSPO Youngnam Power Co., Ltd.	Korea
60.	Chitose Solar Power Plant LLC	Japan
61.	KEPCO ES Co., Ltd.	Korea
62.	KEPCO Solar Co., Ltd.	Korea
63.	KOSPO Power Services Ltda.	Chile
64.	Energy New Industry Specialized Investment Private Investment Trust	Korea
65.	KOEN Bylong Pty., Ltd.	Australia
66.	KOMIPO Bylong Pty., Ltd.	Australia
67.	KOWEPO Bylong Pty., Ltd.	Australia
68.	KOSPO Bylong Pty., Ltd.	Australia
69.	EWP Bylong Pty., Ltd.	Australia
70.	KOWEPO Lao International	Laos
71.	KEPCO Mangilao Holdings LLC	USA
72.	Mangilao Investment LLC	USA
73.	KEPCO Mangilao Solar, LLC	USA
74.	Jeju Hanlim Offshore Wind Co., Ltd.	Korea
75.	PT. Siborpa Eco Power	Indonesia
76.	BSK E-New Industry Fund VII	Korea
77.	e-New Industry LB Fund 1	Korea
78.	Songhyun e-New Industry Fund	Korea
79.	BSK E-New Industry Fund X	Korea
80.	PT. Korea Energy Indonesia	Indonesia
81.	KOLAT SpA	Chile
82.	KEPCO California, LLC	USA
83.	KEPCO Mojave Holdings, LLC	USA
84.	Incheon Fuel Cell Co., Ltd.	Korea
85.	KOEN Service Co., Ltd.	Korea
86.	KOMIPO Service Co., Ltd.	Korea
87.	KOWEPO Service Co., Ltd.	Korea
88.	KOSPO Service Co., Ltd.	Korea
89.	EWP Service Co., Ltd.	Korea
90.	PT. KOMIPO Energy Indonesia	Indonesia
91.	KNF Partners Co., Ltd.	Korea
92.	KOSPO USA Inc.	USA
93.	KOSPO Niles LLC (formerly, Nambu USA LLC)	USA
94.	Tamra Offshore Wind Power Co., Ltd.	Korea
95.	KEPCO MCS Co., Ltd.	Korea
96.	KEPCO FMS Co., Ltd.	Korea
97.	Firstkeepers Co., Ltd.	Korea
98.	Secutec Co., Ltd.	Korea

	Consolidated subsidiaries	Jurisdiction of Incorporation
99.	SE Green Energy Co., Ltd.	Korea
100.	Mangilao Intermediate Holdings LLC	USA
101.	KEPCO CSC Co., Ltd.	Korea
102.	KOAK Power Limited	Pakistan
103.	KOMIPO Europe B.V.	Netherlands
104.	Haenanum Energy Fund	Korea
105.	Paju Ecoenergy Co., Ltd.	Korea
106.	Guam Ukudu Power LLC	USA
107.	K-SOLAR SHINAN Co., Ltd.	Korea
108.	KPS Partners Co., Ltd.	Korea
109.	KEPCO E&C Service Co., Ltd.	Korea
110.	Moha solar Co., Ltd.	Korea
111.	Ogiri Solar Power Co., Ltd.	Korea
112.	KHNP USA LLC	USA
113.	KOMIPO Vanphong Power Service LLC	Vietnam
114.	Energy Innovation Fund I	Korea
115.	KHNP Chile SpA	Chile
116.	Yeong Yang Apollon Photovoltaic Co., Ltd.	Korea
117.	Yeong Yang Corporation Co., Ltd.	Korea
118.	SolarVader Co., Ltd.	Korea
119.	Yeong Yang Innovation Co., Ltd.	Korea
120.	Yeong Yang Horus Photovoltaic Co., Ltd.	Korea
121.	Yeong Yang Solar Management Co., Ltd.	Korea
122.	LSG Hydro Power Limited	Pakistan
123.	KOEN Bio Co., Ltd.	Korea
124.	KOMIPO Energy Solution America, LLC	USA
125.	Elara Investment Holdings, LLC (*5)	USA
126.	Elara Equity Holdings, LLC	USA
127.	Elara Class B Holdings, LLC	USA
128.	Elara Class B Member, LLC	USA
129.	Elara Development Holdings, LLC	USA
130.	KOMIPO Development, LLC	USA
131.	Elara Energy Holdings, LLC	USA
132.	Elara Energy Project, LLC	USA
133.	KOMIPO Iberian Solar Group, S.L.U.	Spain
134.	Jeongam Wind Power Co., Ltd.	Korea
135.	KOWEPO Europe B.V.	Netherlands
136.	CVS Equity Holdings, LLC	USA
137.	CVS Class B Holdings, LLC	USA
138.	CVS Development Holdings, LLC	USA
139.	CVS Development, LLC	USA
140.	CVS Class B Member, LLC	USA
141.	CVS Energy Holdings, LLC	USA
142.	Concho Valley Energy, LLC	USA
143.	Concho Valley Solar, LLC	USA
144.	Yeongdeok Sunrise Wind Power Co., Ltd.	Korea
145.	UI Carbon-Neutrality Fund	Korea
146.	KA Power Limited	Pakistan
147.	Western Power Changgi Solar Co., Ltd.	Korea
148.	EWP Australia Pty., Ltd.	Australia
149.	Columboola Solar Farm Hold Co Pty., Ltd.	Australia

	Consolidated subsidiaries	Jurisdiction of Incorporation
150.	Digital Innovation Growth Fund	Korea
151.	KEPCO Holding Company	Saudi Arabia
152.	KEPCO for Maintenance Company	Saudi Arabia
153.	KOSPO Trumbull LLC	USA
154.	Changjuk Wind Power Co., Ltd.	Korea
155.	Chile Solar JV SpA	Chile
156.	KEPCO KPS South Africa Pty., Ltd.	Republic of South Africa
157.	KOWEPO Holding Limited	United Arab Emirates
158.	Magna Energy New Industrial Fund	Korea
159.	Columboola Solar Farm Nominees Pty., Ltd.	Australia
160.	Columboola Solar Farm Op Trust	Australia
161.	Columboola Solar Farm Fin Co Pty., Ltd.	Australia
162.	EWP ESS Holdings, LLC	USA
163.	Fairhaven ESS LLC	USA
164.	KOSPO Rutile, LLC	USA
165.	KEPCO Yona America LLC	USA
166.	KEPCO SADAWI-FZCO	United Arab Emirates
167.	EWP Yona America LLC	USA
168.	KOMIPO Middle East Energy L.L.C-FZ	United Arab Emirates
169.	Nuclear Energy Industry Growth Fund II	Korea

All of the foregoing entities do business under their respective names set forth above.

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